SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934




                        Date of Report: January 12, 2001


                               Emerson Radio Corp.
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               (Exact name of registrant as specified in charter)



  Delaware                       0-25226                       22-3285224
-------------------        --------------------           --------------------
(State or other             (Commission File                 (IRS Employer
jurisdiction of                 Number)                    Identification No.)
incorporation)


                   9 Entin Road, Parsippany, New Jersey 07054
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               (Address of principal executive offices) (Zip Code)

               Registrant's telephone number, including area code:

                                 (973) 884-5800

                                 Not Applicable

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            (Former Address, if changed since Last Report) (Zip Code)

Item 5.   Other Events.

          On January 12, 2001, in a privately negotiated transaction, Emerson Radio Corp. ("Emerson") purchased 1,629,629 shares of common stock, par value $.01 per share (the "Common Stock"), of Sport Supply Group, Inc. ("SSG") from SSG for a total purchase price of $2,200,000. The purchase price was paid out of funds made available pursuant to Emerson's lending agreement with Congress Financial Corporation, its senior secured lender. As a result of this transaction, as of January 12, 2001, Emerson directly owned 4,326,029 shares of Common Stock, or approximately 48.3% of the total outstanding Common Stock and, as a consequence of its ownership of a presently exercisable warrant to purchase 1,000,000 additional shares of Common Stock, beneficially owned approximately 53.8% of the outstanding Common Stock.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        EMERSON RADIO CORP.



                                          By:  /s/ Geoffrey P. Jurick
                                          -------------------------------
                                          Name:  Geoffrey P. Jurick
                                          Title: Chairman of the Board, Chief
                                                 Executive Officer and President

Dated:  January 17, 2001